Exhibit 99.1


    JACKSONVILLE BANCORP ANNOUNCES FIRST QUARTER 2004 RESULTS

JACKSONVILLE,  Fla., March 13, 2004/PRNewswire-FirstCall/--
JACKSONVILLE BANCORP, INC. (Nasdaq: JAXB) today reported:

  * Quarterly earnings at $383,000 versus first quarter earnings of $53,000
  * EPS at $0.26 -$0.04 EPS for first quarter 2003
  * Interest income up 23%, with interest expense up only 16%
  * Net interest income up 27%
  * Loans increase 29% and deposits 32%

Jacksonville Bancorp, Inc., reported quarterly net earnings of $383,000, or $0.26 per basic and $0.24 per diluted share for the first quarter 2004, increasing from $53,000 or $0.04 per share and diluted share for first quarter 2003.

First quarter 2004 net interest income increased 27% to $1,582,000, from $1,244,000 in 2003, primarily due to significant new loan volume. Net interest margin declined slightly to 3.63%, as interest income for the quarter increased to $2,433,000, up 23% from $1,977,000 in 2003, with a 31% increase in average net loans from $122,401,000 to $160,706,000. Interest expense rose 16% from $733,000 to $851,000, with a 37% increase in average interest bearing liabilities. The provision for loan losses decreased to $127,000 for the quarter from $356,000 for first quarter 2003.

"We are off to a tremendous start for 2004 in terms of growth, profitability and asset quality. We also continue to attract premier bankers in key positions to take our company to the next level. Clearly our way of doing business in Jacksonville is taking hold at many different levels," stated Gilbert J. Pomar, President and Chief Executive Officer.

Noninterest income increased by 42% over first quarter 2003. Noninterest expense increased by only 11% over the 2003 period, due primarily to increased compensation and other costs necessary to support asset growth and further advance the Company's presence.

Total assets increased 26% to $186,341,000, from $147,322,000 for the 2003 period. Total loans and deposits increased 29% and 32%, respectively, with net loans of $160.7 million, up from $122.4 million in 2003, and deposits rising to $171.8 million from $130.0 million.

Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions, and uncertainties. The risks, uncertainties, and factors affecting actual results, include but are not limited to: our relatively limited operating history;
economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles, and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.

                   JACKSONVILLE BANCORP, INC.
                           (Unaudited)
          (Dollars in thousands except per share data)

                                                Three Months Ended
                                                    March 31,
                                                ------------------
                                                2004         2003
                                                ------------------
Earnings Summary
Total interest income                        $  2,433     $  1,977
Total interest expense                            851          733
                                             --------     --------
Net interest income                             1,582        1,244
Provision for loan losses                         127          356
                                             --------     --------
Net interest income after provision for         1,455          888
 loan losses
Noninterest income                                217          152
Noninterest expense                             1,066          955
                                             --------     --------
Income  before income tax                         606           85
Income tax provision                              223           32
                                             --------     --------
Net income                                   $    383     $     53
                                             --------     --------

Summary Average Balance Sheet
Loans, net                                   $153,863     $114,055
Securities                                     15,616       13,852
Other earning assets                            5,844        2,446
                                             --------     --------
Total earning assets                          175,323      130,353
Other assets                                    8,256        8,548
                                             --------     --------
Total assets                                 $183,579     $138,901
                                             --------     --------

Interest bearing liabilities                 $151,060     $109,492
Other liabilities                              18,864       16,635
Shareholders' equity                           13,655       12,774
                                             --------     --------
Total liabilities and shareholders' equity   $183,579     $138,901
                                             --------     --------

Per Share Data
Basic earnings per share                    $    0.26  $      0.04
Diluted earnings per share                       0.24  $      0.04
Basic weighted average shares outstanding    1,469,523   1,467,066
Diluted weighted average shares outstanding  1,586,253   1,492,652
Total shares outstanding at end of period    1,478,616   1,467,066
Closing market price per share              $    20.47 $     12.50



Selected Ratios
Return on average assets                          0.84%        0.15%
Return on average equity                         11.28%        1.67%
Average equity to average assets  		  7.44%        9.20%
Interest rate spread                              3.31%        3.44%
Net interest margin                               3.63%        3.87%
Allowance for loan losses as a percentage of      1.10%        1.16%
  total loans
Net charged off loans as a percentage of          0.01%        0.02%
  average loans


                                                     March 31,
                                               -------------------
                                                2004         2003
                                               -------------------
Summary Balance Sheet
Cash and cash equivalents                     $  7,030    $   4,237
Securities                                      14,058       15,381
Loans, net                                     160,706      122,401
All other assets                                 4,547        5,303
                                              --------    ---------
Total assets                                  $186,341    $ 147,322
                                              --------    ---------

Deposit accounts                              $171,844    $ 130,071
All other liabilities                              480        4,592
Shareholders' equity                            14,017       12,659
                                              --------    ---------
Total liabilities and shareholders' equity    $186,341    $ 147,322
                                              --------    ---------
